Exhibit 21
                                 THERMO TERRATECH INC.

                            Subsidiaries of the Registrant

    As of May 29, 1998, Thermo TerraTech Inc. owned the following companies:
                                                      STATE OR
                                                    JURISDICTION   PERCENT
                       NAME                              OF          OF
                                                    INCORPORATION OWNERSHIP

    Thermo TerraTech Inc.                           Delaware        81.58
      Holcroft (Canada) Limited                     Canada           100
      Holcroft Corporation                          Delaware         100
         Holcroft GmbH                              Germany          100
      Metallurgical, Inc.                           Minnesota        100
         Cal-Doran Metallurgical Services, Inc.     California       100
      Metal Treating Inc.                           Wisconsin        100
      Normandeau Associates, Inc.                   New              100
                                                    Hampshire
      TMA/Hanford, Inc.                             Washington       100
      The Randers Group Incorporated                Delaware        53.3
      (additionally, 1.03% of the shares are owned
       directly by Thermo Electron Corporation)
         Clark-Trombley Consulting Engineers, Inc.  Michigan         100
         Randers Engineering, Inc.                  Michigan         100
         Randers Engineering of Massachusetts,      Michigan         100
          Inc.
         Randers Group Property Corporation         Michigan         100
         Redeco Incorporated                        Michigan         100
         Viridian Technology Incorporated           Michigan         100
         The Killam Group, Inc.                     Delaware         100
           CarlanKillam Consulting Group, Inc.      Florida          100
              CarlanKillam Consulting Group of      Alabama          100
               Alabama, Inc.
           Thermo Consulting & Design Inc.          Delaware         100
              Engineering Technology and            Delaware         100
               Knowledge Corporation
                 Elson T. Killam Associates, Inc.   New Jersey       100
                   BAC Killam Inc.                  New York         100
                      N.H. Bettigole Co., Inc.      Delaware         100
                      N.H. Bettigole P.A.           New Jersey       100
                      N.H. Bettigole P.C.           New York         100
                   CarlanKillam Construction        Florida          100
                    Services, Inc.
                   Duncan, Lagnese and              Pennsylvania     100
                    Associates, Incorporated
                   E3-Killam, Inc.                  New York         100
                   Killam Associates, Inc.          Ohio             100
                   Killam Management and            New Jersey       100
                    Operational Services, Inc.
              Fellows, Read & Associates, Inc.      New Jersey       100
              Killam Associates, New England Inc.   Delaware         100
                 George A. Schock & Associates,     New Jersey       100
                  Inc.
                 Jennison Engineering, Inc.         Vermont          100
      Thermo Analytical Inc.                        Delaware         100
         Skinner & Sherman, Inc.                    Massachusetts    100
      Thermo EuroTech N.V.                          Netherlands     56.25
       (additionally, 4.58% of the share are owned
        directly by The Thermo Electron Companies Inc.)
         Thermo EuroTech Ireland Ltd.               Ireland          100
           Green Sunrise Holdings Ltd.              Ireland          70
              AutoRod Ltd.                          Ireland          100
              Green Sunrise Industries Ltd.         Ireland          100
              GreenStar Recycling Ltd.              Ireland          100
              Pipe & Drain Services Ltd.            Ireland          100
           GreenStar Products Ltd.                  Ireland          70
         Grond- & Watersaneringstechniek            Netherlands      100
          Nederland B.V.
         Refining & Trading Holland B.V.            Netherlands      100
      Thermo Remediation Inc.                       Delaware        68.53
      (additionally, 1.50% of the shares are owned
       directly by The Thermo Electron Companies
       Inc.)
         Benchmark Environmental Corporation        New Mexico       100
         Eberline Holdings Inc.                     Delaware         100
           Eberline Analytical Corporation          New Mexico       100
              Thermo Hanford Inc.                   Delaware         100
              TMA/NORCAL Inc.                       California       100
         IEM Sealand Corporation                    Virginia         100
         RPM Systems, Inc.                          Connecticut      100
         Remediation Technologies, Inc.             Delaware         100
           GeoWest Golden Inc.                      Colorado         100
              GeoWest TriTechnics of Ohio, LLC      Colorado         100
           RETEC Thermal, Inc.                      Delaware         100
         Thermo Fluids Inc.                         Delaware         100
         TPS Technologies Inc.                      Florida          100
           TPST Soil Recyclers of California Inc.   California       100
              California Hydrocarbon, Inc.          Nevada           100
           TPST Soil Recyclers of Maryland Inc.     Maryland         100
              Todds Lane Limited Partnership        Maryland        100*
              (1% of which is owned directly
               by TPS Technologies Inc.)
           TPST Soil Recyclers of New York Inc.     New York         100
           TPST Soil Recyclers of Oregon Inc.       Oregon           100
           TPST Soil Recyclers of South Carolina    Delaware         100
            Inc.
           TPST Soil Recyclers of Virginia Inc.     Delaware         100
           TPST Soil Recyclers of Washington Inc.   Washington       100
         TRUtech L.L.C.                             Delaware        47.5*